UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in Item 1.01 of Car Charging Group, Inc.’s (the “Company”) Current Report on Form 8-K filed on March 13, 2012 as well as the disclosure under Item 5.03 of this Current Report on Form 8-K (this “Report”), which disclosure is incorporated herein by reference.

The issuance of the Company’s Series B Convertible Preferred Stock was a transaction not involving a public offering and was exempt from registration with the Securities and Exchange Commission pursuant to Rule 4(2) of the Securities Act of 1933.

Item 5.03      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation

On June 29, 2012, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to increase the authorized shares of preferred stock of the Company from 20,000,000 to 40,000,000. A copy of the Amendment is attached hereto as Exhibit 3.1 to this Report.

Designation of Preferred Stock

On June 28, 2012, the Company’s Board of Directors approved a Certificate of Designation to the Company’s Articles of Incorporation (the “Certificate of Designation”), specifying the rights, privileges, preferences, and restrictions of the Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

Conversion Rights

The Series B Preferred Stock shall be convertible in either of the following manners:

i)
through February 17, 2017, the Series B Preferred Stock shall be convertible into shares of common stock of Car Charging Limited, a subsidiary of the Corporation incorporated under the laws of Ireland, (“LTD Common Stock”) equal to one percent (1%) of the issued and outstanding shares of LTD Common Stock for every 500,000 shares of Series B Preferred Stock to be converted; or

ii)
from July 1, 2015 through December 31, 2015, for every share of Series B Preferred Stock converted, the holder shall be entitled to receive one (1) share of the Company’s common stock, par value $.001, (“CCGI Common Stock”).

Voting Rights

Shares of Series B Preferred Stock shall not be entitled to any voting rights with respect to the CCGI Common Stock. With respect to the LTD Common Stock, shares of Series B Preferred Stock shall be entitled to one vote for every share of LTD Common Stock that the Series B Convertible Stock is convertible into on the day prior to the record day for determining shareholder eligibility for such vote.

Dividends

The holders of Series B Preferred Stock shall not be entitled to receive dividends paid on CCGI Common Stock.  In certain circumstances, as further described in the Certificate of Designation, holders of Series B Preferred Stock will be entitled to receive dividends paid on LTD Common Stock.

The Series B Preferred Stock shall be junior to all series of any other class of the Corporation’s preferred stock with respect to the payment of dividends and the distribution of assets.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation filed as Exhibit 3.2 to this Report, which is incorporated by reference herein.

As disclosed in the Company’s Current Report on Form 8-K filed on March 13, 2012, the Company has already sold 1,000,000 shares of the Series B Preferred Stock.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amendment to the Articles of Incorporation
3.2	Certificate of Designation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2012

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer